CLECO CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

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                                CLECO CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I - DEFINITIONS .....................................................1

ARTICLE II - EFFECTIVE DATE; RESERVATION OF SHARES; LIMITATIONS .............2
         Adoption, Effective Date and Duration ..............................2
         Number and Type of Shares ..........................................3
         Individual Limits ..................................................3
         Adjustment .........................................................3

ARTICLE III - OPTION AGREEMENTS .............................................3
         Eligibility ........................................................3
         Change in Status ...................................................4
         Option Agreements ..................................................4
         Status of Payroll Deductions .......................................4

ARTICLE IV - OPTIONS ........................................................4
         Grant of Options ...................................................4
         Option Price .......................................................5
         Option Exercise ....................................................5
         Effect of Termination of Employment ................................5
         Rights as a Shareholder ............................................5
         Early Termination of Offering Period ...............................5
         Issuance of Common Stock ...........................................6
         Certification; Deposit .............................................6
         Additional Legal Requirements ......................................6

ARTICLE V - ADMINISTRATION OF PLAN ..........................................6
         Composition of Committee ...........................................6
         Power and Authority ................................................6
         Delegation of Authority ............................................7
         Expenses ...........................................................7

ARTICLE VI - MISCELLANEOUS ..................................................7
         Amendment ..........................................................7
         Plan Termination ...................................................7
         Governing Law ......................................................7
         No Continued Employment ............................................7
         Transferability ....................................................7
         Form of Notices and Elections ......................................8
         No Guarantee of Tax Consequences; Withholding ......................8


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                                CLECO CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

         Cleco Corporation, a corporation organized and existing under the laws of the State of Louisiana (the "COMPANY"), hereby establishes an employee stock purchase plan within the meaning of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended, subject to the terms and conditions set forth below.

                                    ARTICLE I
                                   DEFINITIONS

         1.1 AFFILIATE means any corporation or other form of entity of which the Company owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests.

         1.2 BOARD or BOARD OF DIRECTORS means the Board of Directors of the Company.

         1.3 CODE means the Internal Revenue Code of 1986, as amended.

         1.4 COMMITTEE means the persons appointed in accordance with the provisions of Section 5.1 hereof to administer the Plan.

         1.5 COMMON STOCK means $2.00 par value voting common stock issued by the Company.

         1.6 COMPENSATION means all remuneration paid by the Company (or an Affiliate) to an Employee during the Plan Year for personal services actually rendered during such year, but excluding expense reimbursements or similar allowances, items of income related to stock-based compensation (such as the value of stock options and restricted stock), and incentive bonuses.

         1.7 ELIGIBLE EMPLOYEE means an Employee of the Company (or an Affiliate that has been designated by the Committee as participating hereunder (a "PARTICIPATING AFFILIATE")), provided he or she is not (a) an officer or a general manager who is also a "highly compensated employee" within the meaning of Code Section 414(q), or (b) does not own, directly or indirectly, Common Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, such ownership to be determined in accordance with Code Section 424(d).

         1.8 EMPLOYEE means a regular, full-time or part-time, common law employee of the Company and/or its Participating Affiliates, including officers and directors, determined by the Committee (or its designee) in accordance with the Company's standard personnel policies and practices, but excluding individuals who are classified by the Company as leased or otherwise employed by a third party, independent contractors or intermittent or temporary employees, even if any such classification is modified by audit, administrative proceeding, litigation or otherwise.


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         1.9 ENTRY DATE means the first day of each Offering Period.

         1.10 FAIR MARKET VALUE means the closing sales price of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date such value is being determined or, if no sales occurred on such day, on the immediately preceding date on which there were such sales; provided, however, that the Committee may determine such value in accordance with such other reasonable means as the Committee shall designate.

         1.11 OFFERING PERIOD means the period during which an Option granted hereunder shall be outstanding. The first day of each Offering Period shall be the first day of each calendar quarter and the last day of each Offering Period shall be the last day of such quarter; provided, however, that the first Offering Period shall commence as of the Effective Date and end as of the last day of the calendar quarter in which the Effective Date occurs.

         1.12 OPTION means the right to purchase a share of Common Stock in accordance with the terms of this Plan.

         1.13 OPTION PRICE means the purchase price of a share of Common Stock, determined in accordance with Section 4.2 hereof.

         1.14 PARTICIPANT means an Eligible Employee who enters into an Option Agreement hereunder or an Employee for whom a Ledger Account is maintained hereunder.

         1.15 PLAN means this Employee Stock Purchase Plan, as amended from time to time. This Plan is intended to constitute an employee stock purchase plan within the meaning of Code Section 423 and to be interpreted and construed in accordance with the rules and regulations promulgated thereunder.

         1.16 PLAN YEAR means the calendar year. The first Plan Year shall be a short year commencing as of the Effective Date and ending as of December 31, 2000.

         1.17 TRADING DAY means a day on which the New York Stock Exchange is open for trading.

         1.18 OTHER DEFINITIONS. The following terms shall have the meanings ascribed below: "Effective Date" is defined in Section 2.1 hereof; "Option Agreement" is defined in Section 3.1 hereof; "Ledger Account" is defined in
Section 3.3 hereof; "Designated Percentage" is defined in Section 4.2 hereof.

                                   ARTICLE II
               EFFECTIVE DATE; RESERVATION OF SHARES; LIMITATIONS

         2.1 ADOPTION, EFFECTIVE DATE AND DURATION. Subject to approval by the Company's shareholders, which shall be obtained not later than January 28, 2001, this Plan shall be effective as of July 1, 2000


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(the "EFFECTIVE DATE") or such later date designated by the Committee. This Plan shall remain in effect until it is terminated in accordance with Section 6.2 hereof or all shares of Common Stock reserved for issuance under the Plan have been issued.

         2.2 NUMBER AND TYPE OF SHARES. Subject to adjustment as provided in
Section 2.4 hereof, the number of shares of Common Stock that may be issued under the Plan shall not exceed 322,000 shares. Common Stock issued in connection with the exercise of an Option hereunder shall be authorized and unissued shares, treasury shares, shares acquired on the open market or through private purchase.

         2.3 INDIVIDUAL LIMITS. Subject to adjustment as provided in Section 2.4 hereof, a Participant shall not acquire more than the lesser of:

         a.       62 shares of Common Stock in any Offering Period; and

         b. Common Stock with an aggregate Fair Market Value of $25,000 in any Plan Year; such amount shall be determined with reference to the Fair Market Value of Common Stock as of the date on which each Option is granted and in accordance with Code
                  Section 423(b)(8) and the regulations promulgated thereunder.

The Committee shall establish such uniform rules and procedures as may be reasonably necessary to administer the limitations set forth herein.

         2.4 ADJUSTMENT. In the event of any merger, consolidation or reorganization of the Company with another entity there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Common Stock are entitled in the transaction.

         In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Company does not receive consideration, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such substitution or adjustment, the purchase price of any Option and the shares of Common Stock issuable pursuant to such Option shall be adjusted to the extent necessary to prevent the dilution or enlargement of such Option.

                                   ARTICLE III
                               OPTION AGREEMENTS

         3.1 ELIGIBILITY. An Eligible Employee shall be entitled to enter into an agreement with the Company (or a Participating Affiliate, as the case may be) providing for the reduction of such Employee's Compensation and the application of such amount to the purchase of Common Stock hereunder (an "OPTION AGREEMENT") as of the Entry Date which is at least 30 days after the date on which such


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Employee first performs services for the Company or an Affiliate. If an Eligible
Employee elects not to enter into an Option Agreement as of such date, elects not to reduce his or her Compensation, or elects to revoke an existing Option Agreement in accordance with Section 3.2b hereof, he or she shall again be eligible to enter into an Option Agreement as of the next succeeding Entry Date, provided he or she is an Eligible Employee as of such date.

         3.2 CHANGE IN STATUS. If a Participant ceases to be an Eligible Employee hereunder, his or her participation in the Plan shall cease, any outstanding Options shall automatically expire, without exercise, and the amount of Compensation credited to his or her Ledger Account shall be distributed, without interest, as soon as practicable after the end of the Offering Period in which such change occurs.

         3.3 OPTION AGREEMENTS. The following rules shall apply to Option
Agreements:

         a. Subject to the limitations set forth in Section 2.3 hereof, the amount designated as a payroll deduction thereunder shall be a fixed dollar amount that shall not be less than $10 nor more than $350 each pay period.

         b. The amount of Compensation subject to an Option Agreement can be modified or an agreement can be revoked as of the first day of a payroll period, provided notice of such modification or revocation is received by the Committee (or its designee) at least 30 days (or such shorter period as the Committee may permit) prior to the payroll period with respect to which the modification or revocation is effective.

         c. An Option Agreement shall remain in effect until it is modified or revoked.

         3.4 STATUS OF PAYROLL DEDUCTIONS. The principal amount of Compensation deducted pursuant to an Option Agreement shall be credited by the Company (or its designee) to an account established and maintained for each Participant hereunder (a "LEDGER ACCOUNT"). Interest shall not be credited to such account. A Ledger Account shall be a bookkeeping entry only. The establishment and maintenance of any such account shall not be deemed to constitute a trust, create any other form of fiduciary relationship between the Company and any Participant or otherwise create for the benefit of any Participant an ownership interest or expectation in any specific asset of the Company.

                                   ARTICLE IV
                                    OPTIONS

         4.1 GRANT OF OPTIONS. As of the first day of each Offering Period, the Committee shall be deemed to have granted to each Participant Options to purchase of the number of shares of Common Stock determined by dividing (a) the amount of Compensation credited to such Participant's Ledger Account as of the last day of such Offering Period, by (b) the Option Price determined with respect to such


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period; provided, however, that the maximum number of Options granted in any such period shall be determined in accordance with the limitations set forth in
Section 2.3 hereof.

         4.2 OPTION PRICE. As of each Offering Period, the Option Price of Common Stock hereunder shall be the lesser of:

         a. The Designated Percentage multiplied by the Fair Market Value of the Common Stock on the first Trading Day of such Offering Period; or

         b. The Designated Percentage multiplied by the Fair Market Value on the last Trading Day of such Offering Period.

For this purpose, the term "Designated Percentage" shall mean the percentage of the Fair Market Value of a share of Common Stock designated, from time to time by the Committee, which percentage shall not be less than 85%.

         4.3 OPTION EXERCISE. As of the last day of each Offering Period, each Participant's outstanding Options shall automatically be exercised, without necessity of notice or further action. The Company shall charge against each Participant's Ledger Account an amount equal to the aggregate Option Price of the exercised Options. Such charge shall constitute payment in full of the Option Price for the number of shares of Common Stock subject to the Options.

         4.4 EFFECT OF TERMINATION OF EMPLOYMENT. If a Participant terminates his or her employment with the Company and its Affiliates prior to the expiration of an Offering Period, his or her participation in the Plan shall cease, any outstanding Options shall automatically expire, and the principal amount of Compensation credited to his or her Ledger Account shall be distributed, without interest.

         4.5 RIGHTS AS A SHAREHOLDER. Prior to the issuance of shares of Common Stock upon the exercise of an Option hereunder, a Participant shall have no rights as a shareholder with respect to the shares subject to such Option.

         4.6 EARLY TERMINATION OF OFFERING PERIOD. In the event the Company is liquidated or dissolved during an Offering Period or liquidation or dissolution is reasonably anticipated by the Committee, the Offering Period shall be terminated, all outstanding Options shall automatically expire, and all amounts credited to Ledger Accounts maintained hereunder shall be distributed.

         In the event of the sale of all or substantially all of the assets of the Company to an entity other than an Affiliate or the merger or consolidation of the Company with an entity other than an Affiliate or such a sale or merger is reasonably anticipated by the Committee, such event occurring during an Offering Period, such Offering Period shall be terminated and all outstanding Options shall be immediately exercised.


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         4.7 ISSUANCE OF COMMON STOCK. Subject to the provisions of Section 4.8 hereof, as soon as practicable after the end of each Offering Period, the Company shall issue (or cause to be issued) in the name of each Participant whole shares of Common Stock in the appropriate amount, with cash paid in lieu of a fractional share.

         4.8 CERTIFICATION; DEPOSIT. Notwithstanding the generality of Section
4.7 hereof, the Committee, in its discretion, may require that shares of Common Stock issued upon the exercise of Options hereunder be deposited directly with a broker designated by the Committee or with a custodian or agent of the Company. In such event, the Company shall not be required to certificate shares hereunder, but may instead utilize depository, clearing agencies or other depository arrangements to evidence share ownership hereunder.

         If Common Stock is held in a brokerage or custodial account or similar arrangement for the benefit of a Participant hereunder, such Participant shall be entitled to direct the certification, distribution and/or sale of all or a portion of such stock in accordance with uniform procedures established by the Committee. The Committee may require that each such Participant bear any costs or fees associated with such certification, distribution or sale.

         4.9 ADDITIONAL LEGAL REQUIREMENTS. The obligation of the Company or any of its Affiliates to deliver Common Stock hereunder or to deliver such stock free of restriction shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Committee. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate. As a condition of the issuance of shares hereunder, the Participant may be required to make such representations and warranties and execute such documents as the Committee shall deem necessary or appropriate.

                                    ARTICLE V
                             ADMINISTRATION OF PLAN

         5.1 COMPOSITION OF COMMITTEE. This Plan shall be administered by a committee appointed by the Board of Directors consisting of not less than two persons, which shall ordinarily be the Compensation Committee of the Board.

         5.2 POWER AND AUTHORITY. The Committee shall have the discretionary power and authority to administer this Plan, which power and authority shall include, but not be limited to, the power and authority to (a) designate Participating Affiliates, the Employees of which shall be eligible to participate in the Plan, (b) construe and interpret the provisions of the Plan and any form or agreement related thereto, (c) establish and adopt rules, regulations and procedures relating to the Plan and interpret, apply and construe such rules, regulations and procedures, and (d) make any other determination which it believes necessary or advisable for the proper administration of the Plan. The Committee may engage such


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attorneys, accountants, record keepers or transfer agents as it deems necessary or advisable in connection with the administration of the Plan.

         Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be equitable and uniform as to all Participants and shall be final and conclusive on the Company, its Affiliates and Participants.

         5.3 DELEGATION OF AUTHORITY. The Committee, in its discretion, may delegate to one or more executive officers of the Company all or a portion of the authority granted to the Committee hereunder, provided that the authority to amend the Plan shall not be delegated.

         5.4 EXPENSES. Except as expressly set forth herein or as otherwise designated by the Committee, the Company shall pay all direct expenses incurred in connection with the administration of the Plan.

                                   ARTICLE VI
                                 MISCELLANEOUS

         6.1 AMENDMENT. The Committee and the Board of Directors shall each possess the authority to amend the Plan, except that (a) the consent of the shareholders of the Company shall be required to increase the number of shares subject to the Plan or to expand the classification of entities constituting Affiliates hereunder, (b) any such amendment shall be consistent with the provisions of Code Section 423, and (c) no amendment shall reduce any amount then credited to a Participant's Ledger Account.

         6.2 PLAN TERMINATION. The Board of Directors shall possess the authority to terminate the Plan, in its discretion. Upon such termination, payroll deductions hereunder shall cease, all outstanding Options shall expire, and the amount then credited to each Participant's Ledger Account shall be distributed as soon as practicable.

         6.3 GOVERNING LAW. This Plan shall be governed by the internal laws of the State of Louisiana, without regard to conflicts of law provisions thereof.

         6.4 NO CONTINUED EMPLOYMENT. Nothing contained in this Plan shall be deemed to give an Employee the right to be retained in the employ of the Company or any Affiliate, to confer upon any Employee the right to continue his or her present or any other rate of compensation or to interfere with the right of the Company or any Affiliate to discharge such Employee.

         6.5 TRANSFERABILITY. Options granted hereunder may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed, except in the event of a Participant's death, and any attempted assignment, transfer, pledge, or other disposition shall deemed be void and without effect.


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         6.6 FORM OF NOTICES AND ELECTIONS. Initial Option Agreements hereunder shall be made, in writing, on forms acceptable to the Committee. Thereafter, notices and elections required hereunder shall be made in such form as the Committee may designate, which may include electronic media or technology, such as internet or intranet systems.

         6.7 NO GUARANTEE OF TAX CONSEQUENCES; WITHHOLDING. Participation in this Plan shall not be deemed a guarantee of tax consequences by the Company or the Committee. The Company shall have the right to withhold from any payment made under the Plan or to collect as a condition of any such payment, any taxes required by law to be withheld.

         THIS PLAN was approved by the Board of Directors of Cleco Corporation on January 28, 2000, and the shareholders of the Company on April 28, 2000, to be effective as of the date determined in accordance with Section 2.1 hereof.

                                                CLECO CORPORATION


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                                CLECO CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

                              RULES AND PROCEDURES
                           (EFFECTIVE OCTOBER 1, 2000)

         THESE RULES AND PROCEDURES are adopted in connection with the Cleco Corporation Employee Stock Purchase Plan (the "Plan") in accordance with the provisions of Section 5.2 thereof. Capitalized terms used herein shall have the meanings ascribed to them in the Plan.

1.       EFFECTIVE DATE:

         The Plan shall be initially effective as of October 1, 2000, and such date shall constitute the effective date of these procedures.

2.       DESIGNATION OF PARTICIPATING AFFILIATES:

         As of October 1, 2000, the following Affiliates of Cleco Corporation shall be designated as Participating Affiliates whose Employees shall be Eligible Employees within the meaning of Section 1.7 of the Plan:

         Acadia Power Holdings LLC             Cleco Business Development LLC
         Cleco Columbian LLC                   Cleco ConnexUs LLC
         Cleco Corporation                     Cleco Evangeline LLC
         Cleco Generation Services LLC         Cleco Marketing & Trading LLC
         Cleco Midstream Resources LLC         Cleco Support Group LLC
         Cleco Utility Group Inc.              CLE Resources, Inc.
         Utility Construction & Technology
           Solutions LLC

3.       DESIGNATION OF STOCK PURCHASE DISCOUNT:

         Effective as of October 1, 2000, the Designated Percentage determined in accordance with Section 4.2 of the Plan shall be 85%; such percentage shall be applicable until it is modified or revoked by the adoption of a rule or procedure in accordance with Section 5.2 of the Plan.

4.       DIVIDEND REINVESTMENT:

         Dividends received on Common Stock held pending certification, sale or other distribution shall be invested and reinvested in such Common Stock. Such dividend investment and reinvestment shall be



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ancillary to the Plan and shall not be subject to the provisions of Code
Sections 421 and 423; the following rules shall apply to such dividend reinvestment:

         a. Dividend reinvestment hereunder shall be administered by The Bank of New York ("BNY").

         b. The purchase price of Common Stock acquired hereunder shall be the fair market value of such stock as reasonably determined by BNY, without regard to the Designated Percentage.

         c. Pending certification, sale or other distribution in accordance with Section 4.8 of the Plan, whole and fractional shares of Common Stock acquired hereunder shall be held pursuant to that certain Institutional Custody Agreement between Cleco Corporation and BNY, first effective as of October 1, 2000 (the "Custody Agreement").

         d. Cleco shall pay any brokerage commissions, service charges or other administrative fees and expenses related to dividend reinvestment hereunder.

         e. Whole and fractional shares of Common Stock acquired hereunder shall be credited to an account maintained by BNY for the benefit of each Participant in accordance with the terms of the Custody Agreement and the implementation letter related thereto.

         f. Common Stock acquired hereunder shall be certificated, distributed or sold upon the request of a Participant; costs of such certification, if any, distribution or sale shall be paid by each affected Participant.

         g. A maximum of 20,000 shares of Common Stock shall be available for dividend reinvestment hereunder, which shares may be authorized but unissued shares, treasury shares, shares acquired on the open market or shares acquired through private purchase.

5.       LIMITATIONS ON ACQUISITION OF COMMON STOCK:

         The limitations set forth in Sections 2.3 and 3.3a of the Plan shall be applied as of each pay period and determined as of the first day of each Offering Period as the lesser of:

         a.       $350 per pay period; or

         b.       (A X 62) / B, where:

                  A  = The fair market value of Common Stock as of the last
                       Trading Day of the immediately preceding Offering Period; and

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                  B = The number of regular pay periods in such period.

In no event, however, shall any Participant acquire in any year Common Stock with an aggregate Fair Market Value in excess of $25,000. Such limitation shall be determined in accordance with the provisions of Code Section 423(b)(8) and the regulations promulgated thereunder.

6.       INCORPORATION BY REFERENCE:

         The terms and conditions set forth in that certain implementation letter by and between Cleco Corporation and BNY, first effective as of October 1, 2000, shall be deemed to constitute a rule or procedure adopted by the Committee and incorporated herein by this reference.


                                  CLECO CORPORATION